Exhibit 3.3

CONSTITUCIÓN DE SOCIEDAD ANÓNIMA DENOMINADA

SANTANDER FINANACE PREFERRED, S.A. UNIPERSONAL

NUMERO

EN MADRID, a

Ante mi MIGUEL RUIZ-GALLARDON GARCIA DE LA RASILLA, Notario del Ilustre Colegio de esta Capital y con residencia en la misma,

COMPARECEN:

DON JOSE ANTONIO ALVAREZ ALVAREZ mayor de edad,  casado, con domicilio a éstos efectos en Madrid, Paseo de la castellana, 75 y con DNI y NIF nº 10050394-S

DON IÑIGO BARRERA AMANN mayor de edad, casado, con domicilio a éstos efectos en Madrid, Paseo de la castellana, 75 y con DNI y NIF nº 5.202.096-W.

DON ANTONIO TORÍO MARTÍN mayor de edad, casado, con domicilio a éstos efectos en Madrid, Paseo de la castellana, 75 y con DNI y NIF nº 50.838.472-P.

DOÑA MARTA ELORZA TRUEBA,  mayor de edad, casada, con domicilio en Madrid, Paseo de la Castellana, 75 y con DNI y NIF nº

15935435-T.

DON JOSÉ MARÍA GARCÍA TUBIO mayor de edad, casado, con domicilio en Madrid, Paseo de la Castellana, 75 y con DNI y NIF nº 30009491.

DON JESÚS CEPEDA CANO ,  mayor de edad, casado, con domicilio en Madrid, Paseo de la Castellana, 75 y con DNI y NIF nº 18180735.

Y DOÑA NATALIA BUTRAGUEÑO RODRÍGUEZ-BORLADO mayor de edad, casada, con domicilio a éstos efectos en Madrid, Paseo de la castellana, 75 y con D.N.I. Y N.I.F. número 697.442-J.

INTERVENCION

D. José Antonio Álvarez Álvarez, en su propio nombre y en nombre y representación de la mercantil denominada BANCO SANTANDER CENTRAL HISPANO, S.A.”, domiciliada en  la ciudad de Santander, Paseo de Pereda, nueve al doce, constituida por escritura autorizada por  el  Notario de Santander don Ignacio Pérez el 14 de enero de l.857, modificada por otras posteriores. Su actual denominación resulta tras la fusión del BANCO SANTANDER, S.A.  con el BANCO CENTRAL HISPANOAMERICANO, S.A. formalizada en escritura pública otorgada ante el Notario de Madrid D. Antonio Fernández Golfín Aparicio el día 13 de abril de mil novecientos noventa y nueve bajo el número 1212 de su protocolo. Está  inscrita  en el Registro Mercantil de Santander al tomo 448 del archivo, de la sección general, folio 1, hoja número 1960, al libro 83. Con N.I.F. número A-39000013.

Se encuentra facultado para este otorgamiento en virtud de poder especial otorgado al efecto  a su favor mediante escritura otorgada ante mi con fecha de                                                            bajo el número              de mi protocolo, por el que se le faculta para la constitución de la sociedad anónima que en esta escritura se instrumenta, copia autorizada de la cual tengo a la vista y juzgo suficiente para este otorgamiento.

Los demás intervienen en su propio nombre y derecho, a los efectos de aceptar los cargos para los que son designados.

Identifico a los comparecientes por sus documentos nacionales de identidad. Tienen, a mi juicio, capacidad legal para otorgar esta escritura de  CONSTITUCIÓN DE SOCIEDAD ANONIMA Y, al efecto,

OTORGAN :

PRIMERO.- BANCO SANTANDER CENTRAL HISPANO, S.A  constituye, por fundación simultánea, mediante este otorgamiento, la Sociedad Mercantil Anónima denominada que Santander Finance Preferred, S.A. (Sociedad Unipersonal), dará comienzo a sus operaciones el mismo

día de su constitución, con el domicilio social en Madrid, Plaza de Canalejas, 1, con plazo de duración y con los demás pactos y condiciones que constan en los Estatutos sociales, que van extendidos en 5 folios,  que me entregan los comparecientes en éste acto,  quienes manifiestan conocer su contenido, y ratificarlo, quedando incorporados a esta matriz, para que formen parte integrante de ella.

SEGUNDO.- El capital social es de es de SESENTA MIL DOSCIENTOS (60.200) EUROS, dividido en SEISCIENTAS DOS (602) ACCIONES NOMINATIVAS DE CIEN EUROS ( 100 EUROS) de valor nominal cada una de ellas, de una misma serie y clase, todas inclusive numeradas del UNO (1) al SEISCIENTOS DOS (602), íntegramente suscritas  y totalmente desembolsadas, habiendo ingresado en metálico  y con anterioridad a este acto, BANCO SANTANDER CENTRAL HISPANO, S.A el importe correspondiente al 100% del valor nominal de las acciones suscritas,  en la cuenta corriente abierta a nombre de la sociedad  según se me acredita con el certificado bancario, que yo, el Notario dejo unido a esta matriz, para que forme parte integrante de la misma, con lo que el capital social, ha  quedado y así se declara expresamente, integramente suscrito y desembolsado.

 TERCERO.- Declaran los comparecientes, según intervienen, que no se hallan comprendidos en las incompatibilidades que señala la Ley. De modo expreso se hace constar que queda prohibido ocupar o ejercer cargos en esta Sociedad a las personas incompatibles por las Leyes estatales o autonómicas.

CUARTO.- Las  operaciones  sociales darán comienzo en el día de hoy.

Por excepción el primer ejercicio social comprenderá el período de tiempo comprendido entre dicho día y el treinta y uno de Diciembre del año en curso.

QUINTO.- Certificado acreditativo de que no existe ninguna otra Sociedad con igual denominación que  la constituida en esta escritura, queda unido a esta matriz.

SEXTO.- Los comparecientes, dando a este acto el carácter expresamente calificado de Primera Junta Extraordinaria y Universal, encarga inicialmente la administración social a un CONSEJO DE ADMINISTRACIÓN  y al efecto se designan por el plazo estatutario a Consejeros de la sociedad a DON JOSE ANTONIO ALVAREZ ALVAREZ, DON IÑIGO BARRERA AMANN,  DON ANTONIO TORÍO MARTÍN, DON JOSÉ MARÍA GARCÍA TUBIO, DOÑA MARTA ELORZA TRUEBA y DON JESÚS CEPEDA CANO cuyas circunstancias identificativas constan en la comparecencia de la presente. Los nombrados, presentes en este acto aceptan sus nombramientos manifestando no estar incursos en causa alguna de incompatibilidad legal o estatutaria.

Igualmente, dando a este acto el carácter de Consejo de Administración se designa Presidente a DON JOSE ANTONIO ALVAREZ ALVAREZ  y Secretario a DOÑA NATALIA BUTRAGUEÑO  RODRÍGUEZ BORLADO cuyas circunstancias identificativas constan en la comparecencia de la presente. Los nombrados, presentes en este acto aceptan sus nombramientos manifestando no estar incursos en causa alguna de incompatibilidad legal o estatutaria.

Los comparecientes, designan por el plazo estatutario como MIEMBROS DEL COMITÉ DE AUDITORÍA a  DON JOSÉ MARÍA GARCÍA TUBIO,  DOÑA MARTA ELORZA TRUEBA y DON JESÚS CEPEDA CANO cuyas circunstancias identificativas constan en la comparecencia de la presente. Y como Presidente de dicho comité a

Actuará como secretario de dicho Comité quien lo es del Consejo de Administración DOÑA NATALIA BUTRAGUEÑO  RODRÍGUEZ BORLADO.

Los nombrados, presentes en este acto aceptan sus nombramientos manifestando no estar incursos en causa alguna de incompatibilidad legal o estatutaria.

 SEPTIMO.- Los gastos previstos para la presente  escritura hasta su debida inscripción en el Registro  Mercantil, ascienden aproximadamente, a mil  euros.

OCTAVO.-  Los comparecientes quedan facultados de forma solidaria para rectificar o subsanar la presente escritura y los Estatutos unidos a ella, siempre que tales subsanaciones o rectificaciones se limiten a aceptar las modificaciones que supongan la calificación verbal o escrita del señor Registrador Mercantil.

NOVENO.- Los comparecientes, solicitan del señor Registrador Mercantil, a tenor de lo dispuesto en el artículo 63 del Reglamento del Registro Mercantil, la inscripción parcial del título siempre que los defectos invocados no impidan la inscripción del resto en razón a que las cláusulas o estipulaciones defectuosas sean meramente potestativas o cuando su omisión quede suplida por las normas legales correspondientes.

Así lo dicen y otorgan, los comparecientes, según  intervienen, a quienes después de haberles identificado por sus documentos reseñados en la comparecencia, hago de palabra las oportunas reservas y advertencias legales, especialmente las de orden fiscal.

Leo íntegramente esta escritura a los comparecientes por su elección; se ratifican y firman, conmigo, el  Notario, que doy  fe de todo cuanto queda consignado en el presente instrumento público, de la identidad de los otorgantes, de su capacidad y legitimación, de que su consentimiento ha sido libremente prestado y de que el presente otorgamiento se adecua a la legalidad y a la voluntad de los intervinientes debidamente informada por mi, el Notario, así como de que va extendido en cuatro folios de papel timbrado del Estado, números

y  el del presente, que signo, firmo, rubrico y sello.-